EXHIBIT 23.01

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Citicorp:

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on:

   o     Form S-3 Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101,
                33-52281, 33-54093, 33-62903, 33-63663, 333-04809,
                333-12439, 333-27155, 333-42575 and 333-44549; and

   o     Form S-8 Nos. 33-32130, 33-43997, 33-59524, 33-28110,
                33-43883, 33-21099, 33-29711, 33-47437, 33-39025,
                33-40469, 33-38109, 33-50206, 33-51201-1, 33-51353,
                33-51769, 33-51783, 33-52027, 33-52029, 33-64985,
                333-02809, 333-02811, 333-12697, 333-25603, 333-38647-1
                and 333-41865;

of Travelers Group Inc. of our report dated January 20, 1998, relating to the consolidated balance sheets of Citicorp and subsidiaries as of December 31, 1997 and 1996, the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and the related consolidated balance sheets of Citibank, N.A. and subsidiaries as of December 31, 1997 and 1996, which report is included in the Current Report on Form 8-K of Travelers Group Inc. dated April 8, 1998.

                                                /s/ KPMG PEAT MARWICK LLP

New York, New York
April 8, 1998